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                                                                    EXHIBIT 23.2


                        CONSENT OF PRICE WATERHOUSE LLP
                        -------------------------------


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our reports dated July 22, 1997, appearing on pages F-2 and F-14, respectively, of the Oppenheimer Capital, L.P. Annual Report on Form 10-K for the year ended April 30, 1997 and of our report dated July 22, 1997, except as to Note 2(a) which is as of December 1, 1997, and of our report dated July 22, 1997, appearing on pages F-20 and F-29, respectively, of the Oppenheimer Capital, L.P. Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on December 10, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

New York, New York
February 27, 1998